SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COORSTEK INC

                    GABELLI SECURITIES, INC.
                                 2/24/03            1,000            25.7000
                                 2/13/03            1,000            25.7000
                         GABELLI ASSOCIATES LTD
                                 2/24/03            9,000            25.7000
                                 2/13/03           29,000            25.7000
                         GAF II
                                 2/24/03            1,000            25.7000
                         GABELLI ASSOCIATES FUND
                                 2/24/03           11,100            25.7000
                                 2/13/03           33,600            25.7000
                                 2/04/03           21,400            25.7000
                    MJG ASSOCIATES, INC.
                         GABELLI INTERNATIONAL LTD
                                 2/04/03            7,000            25.7000
                    GAMCO INVESTORS, INC.
                                 2/24/03           59,300            25.7703
                                 2/24/03           10,700            25.7721
                                 2/24/03           15,000            25.7703
                                 2/24/03            6,000            25.7000
                                 2/13/03           17,000            25.7000
                                 2/10/03            7,700            25.6500
                                 2/04/03            7,000-           25.7000
                    GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 2/12/03            3,500            25.6200


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.